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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS ONLY CONTACT:
Nancy Pomeroy
Caldera International, Inc.
nancy@caldera.com
Phone: (801) 765-4999
Fax: (801) 765-1313


               CALDERA COMPLETES ACQUISITION OF TWO SCO DIVISIONS;
                   BECOMES LARGEST LINUX COMPANY IN THE WORLD
                          WITH GLOBAL SERVICES/SUPPORT
      Positions Scalable Linux on UNIX as the Alternative Business Platform

OREM, UT -- MAY 7, 2001 -- Caldera Systems, Inc. (Nasdaq: CALD) today announced its completion of the acquisition of The Santa Cruz Operation, Inc. (SCO) (Nasdaq: SCOC) Server Software and Professional Services divisions, UnixWare and OpenServer technologies. Caldera International, Inc., thus becomes the largest Linux company in the world with sales, support and marketing representation in 82 countries. In addition, Caldera now leads the world's largest Linux channel with 15,000+ resellers worldwide. Application and hardware solution providers will now have a single Linux company that can facilitate the marketing and delivery of these business solutions to all major markets globally.

         "The goal of Caldera International is to make Linux on industry standard hardware the alternative business platform," said Ransom Love, CEO of Caldera International. "With the completion of this acquisition, Caldera will be the only company to offer a standard unified platform that allows Linux applications to scale to the enterprise utilizing the power, maturity and stability of UNIX. It's a first..."

UNIFICATION

Caldera's "Unifying UNIX with Linux for business" strategy unifies:

1. The existing UNIX business channel with Linux

2. The large, robust UNIX applications base with Linux

3. The largest existing UNIX customer base in the world with Linux.

         Industry leaders have caught Caldera's vision and are leveraging Caldera's unified UNIX and Linux technologies and products to meet their own end user and data center needs.

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CALDERA COMPLETES ACQUISITION OF SCO DIVISIONS                            PAGE 2

         "Caldera's acquisition of SCO's Server Software and Professional Services divisions significantly expands my ability to service customers," said Quentin Krengel, president of Krengel Technology, Inc., Minneapolis, MN. "The new company offers greater product, support and services. I'm pleased that the reseller channel is going to play a central role in the success of Caldera International."

         Caldera will focus on three main business lines to meet the needs of small-to-medium size businesses, replicated sites, data centers and the departmental needs of the enterprise.

o Development Products - OpenLinux Workstation 3.1, Development tools, Professional Services, Standards Based

o  Deployment Products - Open UNIX, eServer, OpenServer, OpenLinux Server

o  Management Products - Caldera Volution, Volution Online

     Caldera's "Unifying UNIX with Linux for business" strategy is validated by their existing customers and partners including *Compaq, Sun, Computer Associates, IBM, Fujitsu, Fujitsu-Siemens, Novell, Sybase, Informix and HON Industries.

CALDERA GLOBAL SERVICES AND SUPPORT

         Caldera International support centers are located in North America, Europe and the Pacific Rim and are staffed by highly skilled technical support engineers. Caldera Global Support offers 24x7 enterprise and local language support with a broad portfolio of options customized to meet the needs of partners and end users.

         In addition, Caldera's Global Professional Services will assist customers in developing and deploying unified UNIX and Linux solutions through consulting and custom engineering services. For more information please visit www.caldera.com.

*ATTENTION EDITORS:

For more industry quotes, please visit
www.caldera.com/partners/industry/quotes.html.

CALDERA INTERNATIONAL, INC.

Caldera International (Nasdaq: CALD) is the leader in "Unifying UNIX with Linux for Business." Caldera was the first to create the "Develop-on, Deploy-on, Manage" strategy for Linux-based clients and servers. Based in Orem, UT, Caldera has representation in 82 countries and has 15,000+ resellers worldwide. For more information on Caldera products and services, visit http://www.caldera.com.


                                    --more--
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CALDERA COMPLETES ACQUISITION OF SCO DIVISIONS                            PAGE 3

THE SANTA CRUZ OPERATION is a registered trademark of Tarantella, Inc. in the United States and other countries. UNIX is a registered trademark of The Open Group in the United States and other countries. Caldera, SCO, and SCO OpenServer are trademarks or registered trademarks of Caldera Systems, Inc. or Caldera International, Inc. in the United States and other countries. Linux is a registered trademark of Linus Torvalds in the United States and other countries. All other products, services, and companies, are trademarks, registered trademarks or servicemarks of their respective owners in the United States and/or other countries.

CALDERA and "UNIFYING UNIX WITH LINUX FOR BUSINESS" are trademarks or registered trademarks of Caldera Systems, Inc. All other products, services, companies, events and publications are trademarks, registered trademarks or servicemarks of their respective owners in the United States and/or other countries.

IBM, the e-business logo, ThinkPad and xSeries are trademarks of IBM Corporation or its wholly owned subsidiaries in the United States and/or other countries.

NONSTOP is a registered trademark of Compaq Computer Corporation.

LINUX is a registered trademark of Linus Torvalds.
UNIX is a registered trademark of The Open Group in the United States and other countries.

FORWARD LOOKING STATEMENTS

The statements set forth above include forward-looking statements that involve risks and uncertainties. The Company wishes to advise readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the failure of the products described above to operate as designed due to incompatibility with some platforms or other defects; our reliance on developers in the open source community; new and changing technologies and customer acceptance of those technologies; the Company's ability to compete effectively with other companies; failure of our brand to achieve the broad recognition necessary to succeed; unenforceability of the GNU general public license; our reliance on third party developers of components of our software offerings; claims of infringement of third-party intellectual property rights; and disruption in the Company's distribution sales channel. These and other factors, which could cause actual results to differ materially, are also discussed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Form 10-Q.



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